                                                               EXHIBIT 10.15

[LOGO OF SYNERGY SEMICONDUCTOR]

SYNERGY SEMICONDUCTOR INTERNATIONAL STOCKING REPRESENTATIVE AGREEMENT






THIS AGREEMENT dated and effective July 1, 1991, is between SYNERGY
                                   ------------
SEMICONDUCTOR CORPORATION, a California corporation, with its principal place of business located at 3450 Central Expressway, Santa Clara California 95051 and H.
                                                                              --
Y. Associates Co, Ltd. ("Representative"), having its principal place of
- ----------------------
business at 1-10 Sekimachi-Kita Chome, Nerima-Ku Tokyo 177 Japan.
            ----------------------------------------------------


WHEREAS, SYNERGY manufactures and sells certain integrated circuit products; and WHEREAS, ___________________________________________________ Representative
desires to act as an authorized manufacturer's stocking representative for such products to be sold to customers within the territory defined in Exhibit A;

NOW THEREFORE, SYNERGY and Representative agree as follows:

ARTICLE I - TERRITORY, CUSTOMERS AND PRODUCTS

1.1 Definitions. For purpose of this Agreement, the following terms shall be defined as follows:

     1.1.1 "CUSTOMER" shall mean any purchaser or prospective purchaser of any Product, who is located in the Territory, but is not a House Account or Resale Account. For purposes of determining the purchaser's location, SYNERGY shall refer to the applicable point of sale report.

     1.1.2 "HOUSE ACCOUNT" shall mean those Customers identified as House Accounts in Exhibit A as it may be amended from time to time.

     1.1.3 "PRODUCTS" shall mean all SYNERGY products (including special orders) other than those products specifically excluded from this Agreement in Exhibit A.

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SYNERGY SEMICONDUCTOR INTERNATIONAL STOCKING REPRESENTATIVE AGREEMENT



     1.1.4 "NET SALES" shall mean amounts owed by a Customer and actually collected by Synergy during the term of this Agreement for sale of Products, less deductions for any sales and other similar taxes, cash discounts, transportation costs, import and/or export duties, insurance charges, adjustments, refunds, returns, settlement of claims, collections costs, and/or allowances

     1.1.5 "SCHEDULED BACKLOG" shall mean Products ordered by Customers and/or Representative, for which there exist customer documentation SYNERGY acceptance and shipments scheduled within a twelve (12) month time frame.

     1.1.6 "STANDARD TERMS AND CONDITIONS OF QUOTATION OR SALE" shall mean SYNERGY's current standard Terms and Conditions of sale which is attached hereto as Exhibit C; and as may be amended from time to time and made a part hereof any terms and conditions in any purchase orders placed with SYNERGY hereunder shall be disregarded.

     1.1.7 "TERRITORY" shall mean the geographic area described in Exhibit A in which Representative shall promote the design in and sales of Products.

     1.1.8 "RESALE ACCOUNT" shall mean any purchaser or prospective purchaser of any Product, who: (i) is located in the Territory; (ii) deals directly with the Representative; Product shipped from the Representative's inventory and (iii) receives billings that are generated by the Representative; and (iv) purchases an amount of Product which is below the amount which SYNERGY has designated (at its sole discretion) as the maximum amount allowable for Resale Accounts.

1.2 MODIFICATIONS TO AGREEMENT. SYNERGY may add to or delete items from this Agreement or otherwise modify this Agreement, by giving the Representative thirty (30) days prior written notice; provided however, that SYNERGY may add or delete House Accounts from the Agreement by giving Representative a minimum of six (6) months notice thereof.

ARTICLE 2 - APPOINTMENT AND ACCEPTANCE

2.1 APPOINTMENT. SYNERGY appoints Representative to act as its nonexclusive stocking representative within the Territory for the purposes of designing in and obtaining orders for Products from Customers and Resale Accounts. Nothing in this Agreement shall be

                                       2
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SYNERGY SEMICONDUCTOR INTERNATIONAL STOCKING REPRESENTATIVE AGREEMENT

construed as limiting in any manner SYNERGY's marketing and distribution activities in the Territory during the term of this Agreement.

2.2 ACCEPTANCE. Representative hereby accepts the appointment as a nonexclusive stocking representative of SYNERGY within the Territory, and agrees to use best efforts to promote the design-in and sales of Products to all Customers.

2.3 GENERAL RELATIONSHIP. Representative shall, in all matters relating to this Agreement, act as an independent contractor. In all matters, Representative (or any of its employees) shall not act as, or represent itself to be an agent, partner or co-venturer of SYNERGY and shall have no right or authority to assume or create any obligation, liability, responsibility whatsoever, express or implied, or to bind SYNERGY in any way whatsoever unless expressly authorized in writing by SYNERGY. Representative shall not act as an employee of SYNERGY under the meaning of or application of any United States federal or state laws or any [country) laws relating to unemployment insurance, old age benefits, social security, worker's compensation, or any regulations which may impute any obligation or liability to SYNERGY by reason of an employment relationship.

     2.3.1 Representative shall not pledge the credit of SYNERGY nor hold itself out as an agent of SYNERGY, other than as SYNERGY's sales representative.

     2.3.2 Representative agrees to indemnify and hold SYNERGY harmless from any and all damages, costs, and claims resulting from Representative's unauthorized statements or actions, including without limitation, costs of investigation, legal proceedings, and SYNERGY's attorneys' fees.

ARTICLE 3 - DUTIES OF THE REPRESENTATIVE

3.1  GENERAL. In connection with its appointment. Representative shall:

     (a) Use its best efforts to actively promote the sale of the Products to Customers and Resale Accounts in the Territory as prescribed in Exhibit A.

     (b) Maintain an adequate and aggressive sales organization to assure maximum solicitation of sales and distribution of the Products in the Territory.

     (c) Participate in training courses and SYNERGY-sponsored seminars conducted to inform and acquaint Customers with the characteristics, use or application of the

                                       3
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SYNERGY SEMICONDUCTOR INTERNATIONAL STOCKING REPRESENTATIVE AGREEMENT

          Products. Cost of transportation and living expenses shall be borne by Representative.

     (d) Promote at its own expense, promote SYNERGY Products through all appropriate trade media, including but not limited to technical magazines, press releases, editorial articles, advertising, catalogs, direct mailings, trade shows, technical conferences and cooperate with SYNERGY in such promotional plans as SYNERGY may from time to time devise.

          (e) Maintain a sufficient inventory of all SYNERGY Products at all appointed locations as determined by SYNERGY so that Customer and Resale Account demands will be reasonably satisfied without undue delay. The Representative also agrees that an initial stocking order, which may be detailed in Exhibit A, Item 7, will be placed as part of this agreement. Representative shall maintain a minimum aggregate inventory equal to its average unit sales for a ninety (90) day period. Representative agrees initially to stock at least the minimum recommended inventory quantities for a]l new Products, as they are introduced by SYNERGY from time to time.

          (f) Provide technical liaison between SYNERGY and the customer in development and analysis of specifications and in language interpretation of tenders and bids.

          (g) Maintain regular contact with accounts within the Territory and shall keep them advised of new developments respecting SYNERGY's Products. Representative shall arrange for applications engineering assistance by SYNERGY when required by said accounts.

          (h) Keep SYNERGY fully informed of all governmental, commercial and industrial activities and plans which do or could affect the sale of Products in the Territory.

          (i) Render commercial and engineering services, whenever requested by SYNERGY, in connection with presentation of bids to customers in the Territory.

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SYNERGY SEMICONDUCTOR INTERNATIONAL STOCKING REPRESENTATIVE AGREEMENT

          (j) Provide technical liaison between SYNERGY and the customer in the development and analysis of specifications and in language interpretation of tenders and bids.

          (k) Not sell Products to customers located outside the Territory except with SYNERGY's prior written approval.

3.2 REPORTS AND SALES INFORMATION.

     3.2.1 Representative agrees to assist SYNERGY in obtaining, upon request, information as to the credit standing of Customers in connection with extending such credit or approving potential sales of Products. Representative shall furnish SYNERGY with monthly sales activity reports and other market-related information as SYNERGY may reasonably require. Representative shall adhere to SYNERGY and product packaging created in support of the Product shall bear the copyright, trade mark, and any other proprietary rights notices of SYNERGY. Upon termination of this Agreement for any reason, Representative agrees to immediately discontinue all uses of SYNERGY's name, trademark(s) and logo(s).

     3.3.2 On a monthly basis, Representative shall supply SYNERGY with a list of its Customers.

     3.3.3 Representative shall receive and use all information received by it from SYNERGY or any Customer or any of SYNERGY's other customers in writing and marked "Propriety", "Confidential" or the like, oral information subsequently reduced to writing and so marked, and all other confidential information and trade secrets relating to the Products or SYNERGY's business, including but not limited to, methods of manufacture, secret processes, price lists and Customer lists acquired by Representative in connection with the performance of this Agreement (hereafter referred to as "Confidential Information") for its internal uses only and shall not disclose such Confidential Information to any person or persons who are not employees of Representative or SYNERGY. Representative shall take such reasonable actions as are necessary to insure compliance with sections
     3.3.3 and 3.3.4 by its agents and employees. Representative's obligations under this section shall survive the termination or expiration of this Agreement. Upon termination or expiration of this Agreement, Representative shall promptly return all Confidential Information in its possession.

SYNERGY SEMICONDUCTOR INTERNATIONAL STOCKING REPRESENTATIVE AGREEMENT

     3.3.4 Duplication of SYNERGY materials is strictly forbidden unless permission is granted by SYNERGY in writing. Representative's obligations under this section shall survive the termination or expiration of this Agreement.

     3.3.5 Representative agrees to permit any agent designated by SYNERGY, including but not limited to SYNERGY employees or independent contractors to audit Representative's inventory and sale/resale records of SYNERGY Products at SYNERGY's discretion upon reasonable advance notification. All such records shall be maintained by Representative and made available for audit for a period of three (3) years after the close of each of Representative's fiscal years during which this Agreement is in effect. This provision and SYNERGY's rights hereunder shall survive the termination or expiration of this agreement.

ARTICLE 4 - PRODUCT ORDERS; SOLICITATIONS AND ACCEPTANCE

   4.1 PRICING. Representative shall actively solicit orders within the Territory for the purchase of Products at the prices submitted to Representative by SYNERGY. The prices will be quoted by Representative based on:

            (a)  SYNERGY's published price lists as revised from time to time;
                 and

            (b) Special price quotations from SYNERGY for large production volumes.

Prices set by SYNERGY do not include transportation charges; any tax or governmental charge on the transportation, sales, use or delivery of Products; return of Products previously delivered; or trade, cash discounts allowed or paid; or export or import fees or duties. Representative shall in all cases be solely responsible for obtaining all licenses, consents or other documents necessary to permit the importation and/or exportation of the Products or technical assistance or information relating to the Products into the Territory.

4.2 SYNERGY STANDARD TERMS AND CONDITIONS OF QUOTATION OR SALE. Unless otherwise specified in this Agreement or in Exhibit A attached hereto, the terms and conditions for sales of Products and for all quotations for sales of Products shall be as stated in SYNERGY's Standard Terms and Conditions of Quotation or of Sale attached hereto as Exhibit C. Representative has no authority whatsoever to alter by implication or otherwise, verbally or in writing, such Standard Terms and Conditions. SYNERGY reserves the right of final approval of all quotations for Products made to Customers by Representatives.

SYNERGY SEMICONDUCTOR INTERNATIONAL STOCKING REPRESENTATIVE AGREEMENT

4.3 ORDER OR CONTRACT ACCEPTANCE. All orders or contracts for Products shall be subject to approval and acceptance by SYNERGY's Vice President of Marketing and Sales. Decisions regarding acceptance, credit, billings and shipments shall be made by SYNERGY. Without limiting any other rights of SYNERGY hereunder, SYNERGY reserves the right to take any of the following actions: to accept or reject any such order; to discontinue sales of any Products; to allocate the supply of Products during period of shortages; to cancel any Customer order whether in whole or in part at any time after acceptance without liability to pay Commissions to the Representative for such orders. SYNERGY shall incur no liability to Representative or Customer for any delays in delivery of Products, whatever the cause.

4.4  RETURN MATERIALS AUTHORIZATIONS.

     4.4.1 Products may only be returned to SYNERGY via a Returned Materials Authorization, (hereinafter "RMA") in the form attached hereto as Exhibit D.

     4.4.2 Representative shall make no allowances or adjustment in accounts, or return any Products or authorize any Customer to return any Products to SYNERGY, unless given specific advance authorization by SYNERGY pursuant to a RMA.

     4.4.3 In all cases of returns, final determination by SYNERGY as to credit or replacement shall depend on inspection and/or testing of the returned Product by SYNERGY. No credit or replacement will be given for returned Product which is not in the same condition and packaging as shipped or which has been altered in any manner from the original form and design. Such Product will be returned to Representative, freight collect.

     4.4.4 Credit will be allowed for Products returned from customers if approved by SYNERGY based on the standard distributor costs in effect on the day such products are received by SYNERGY or the standard distributor cost actually paid by the Representative, less any prior credits, whichever is lower.

4.5 PAYMENT. All transactions shall be made in U.S. Dollars. Freight, import tax, license and other fees shall be assumed by the Representative. All exchange, interest, banking, collection, and other charges shall be at the sole expense of Representative. payments for Products shipped shall be due in full thirty (30) days from the date of invoice therefore. Partial shipments will be billed as made, and payments therefore are subject to the above terms. SYNERGY may cancel or delay delivery of Products in the event Representative fails to make prompt payment for Products previously invoiced.

SYNERGY SEMICONDUCTOR INTERNATIONAL STOCKING REPRESENTATIVE AGREEMENT

4.6 DELIVERY. After acceptance of an order, SYNERGY will use reasonable efforts to ship Products to Representative in accordance with a mutually agreed upon delivery schedule. All orders of Representative are subject to SYNERGY's right to allocate the whole or any portion of its inventories or current production for the use or disposition in any manner which it deems necessary or desirable. SYNERGY shall not be liable for delay in supplying Products or for making only partial shipments against any order placed by Representative and accepted by SYNERGY.

4.7 CUSTOMS. On all sales, Representative shall arrange for the transportation of the Products from the port of entry to the customer within the Territory. Representative shall perform all functions necessary to clear the Products through all non-United States customs and similar controls. Representative shall be responsible for obtaining any and all non-U.S. government authorizations and approvals, including, without limitation, import licenses and foreign exchange permits. Failure to obtain any such required authorization or approval shall Constitute a material breach of this Agreement if such failure interferes with Representative carrying out its obligations hereunder.

ARTICLE 5 - COMMISSIONS

5.1 COMPENSATION. Subject to the terms of this Agreement, Synergy shall pay Representative commissions when acting in the capacity of SYNERGY's sales Representative based on Net Sales as set forth in Exhibit A attached hereto. as amended from time to time (the "Commissions").

     5.1.1 DIRECT SALES. Commissions for direct sales to Customers in any month with respect to Products shall be paid to Representative within thirty (30) days after the calendar month-end in which such amounts are actually received by SYNERGY. However, SYNERGY may, in its sole discretion, without penalty, withhold payment of Commissions to the extent that they arise from payments that are, or that SYNERGY reasonably believes may become, the subject of dispute or litigation or are paid under protest, until such time as the dispute is finally settled or resolved in SYNERGY's favor.

     5.1.2 RESALE. Margin for resales to Resale Accounts ("Margins") in any month with respect to Products not in compliance with current published resale prices require prior written approval of SYNERGY's Vice President of Marketing and Sales.

     5.1.3 Commissions shall only be paid with respect to sale of Products shipped to Customers and no Commissions shall be paid with respect to sales to House Accounts

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

SYNERGY SEMICONDUCTOR INTERNATIONAL STOCKING REPRESENTATIVE AGREEMENT

     or where Scheduled Backlog exclusions listed in Exhibit A or any modification thereof apply.

     5.1.4 SYNERGY reserves the right to exclude in Exhibit A to this Agreement, at its sole discretion, from payment of Commissions certain items with respect to Products shipped to Customers. The following shall be a guide to such items, but shall not be limited to:

          Qualifications Charges
          Replacement or Spare Parts
          Special Services
          Non-Recurring Engineering Services

5.3 ALLOCATION OF COMMISSIONS AND MARGINS. If Commissions or Margins relate to Products in which the design-in, the placement by the Customer, or sales to Customers of an order, product qualification, or the receipt of such Products was accomplished in more than one Territory, the following schedule shall be used as a guide to allocate the Commissions or Margins among representatives of the Territories involved. The actual split will be determined in the sole discretion of SYNERGY and shall not be limited to any specific formula.

                    AFTER SYNERGY ACCEPTS FIRST (1ST) ORDER

                                        GREATER THAN
                                        l8-MONTHS
                 FIRST 18-MONTHS        COMMISSION        COMMISSION
                 COMMISSION ALLOCATION  ALLOCATION FOR    ALLOCATION FOR
TERRITORY        FOR NON-PROPRIETARY    NON-PROPRIETARY   PROPRIETARY
INVOLVED         PRODUCTS               PRODUCTS          PRODUCTS
- --------------------------------------------------------------------------------
LOCATION
Design-In              25%                   25%              50%

Product
Qualification          25%                    0%              10%

Order
Placement              25%                   50%              30%

Product
Shipment               25%                   25%              10%

TOTAL                 100%                  100%             100%

SYNERGY SEMICONDUCTOR INTERNATIONAL STOCKING REPRESENTATIVE AGREEMENT

The decision of the Vice President of Marketing and Sales of SYNERGY will be final and binding on all parties in regard to any dispute as to the allocation of commissions.

ARTICLE 6 TERM AND TERMINATION

6.1 TERM. The term of this Agreement shall he one (1) year commencing on the date hereof and continuing in force through _____________ 19 __, ("Expiration Date") unless terminated at an earlier date pursuant to Article 6. Unless this Agreement has been terminated pursuant to this Article 6 or a party has notified the other party in writing of its intention not to enter into a renewal agreement, this Agreement shall continue to govern the relationship of the parties until the earlier of (a) twelve (12) months from the Expiration Date;
(b) sixty (60) days from the date SYNERGY submits the renewal contract to Representative for signature; or (c) an earlier date pursuant to this Article 6. Representative agrees to use its best efforts to execute a renewal Agreement within sixty (60) days of receipt thereof.

6.2 TERMINATION FOR CAUSE. This Agreement shall immediately terminate upon written notice of termination by either party to the other party, without the necessity of prior advance notice: (a) in the event such other patty breaches a material obligation of this Agreement; (b) in the event of such other party's voluntary or involuntary bankruptcy or insolvency; (c) in the event that such other party shall make an assignment for the benefit of creditor(s); or (d) in the event that a petition shall have been filed against such other party under a bankruptcy law, or other law for relief of debtors, or other law similar in purpose or effect, the effect of which is to cause such other party to have its business effectively discontinued. SYNERGY shall have no obligation to pay Commissions after termination in accordance with this Section 6.2 except for Commissions relating to sales made and accepted prior to the date of termination for which SYNERGY actually receives payment as described in Section 5.1.1. SYNERGY reserves the right to withhold payment of Commissions as pursuant to
Article 5 of this Agreement.


6.3  TERMINATION WITHOUT CAUSE BY SYNERGY.

     6.3.1 This Agreement may be terminated at any time for any reason by SYNERGY, evidenced by a written notification, in accordance with section
     10.1 of this Agreement.

     6.3.2 In the event of termination by SYNERGY without cause, the Representative shall be paid Commissions (upon receipt of payment therefore by SYNERGY) on Scheduled Backlog for Customers with respect to orders in existence at the time of

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SYNERGY SEMICONDUCTOR INTERNATIONAL STOCKING REPRESENTATIVE AGREEMENT

     notice of termination, expiration, or non-renewal if such Products are shipped within the following applicable time period:


                               Commissions on Scheduled Backlog
                               for orders in existence on the date
Completed Number of            of notice of expiration or non-renewal for
Years as Representative        shipments within the period set forth below
- -----------------------        -------------------------------------------
     Less than or equal to                     90 days
     one (1) year

     Greater than one (1) but                  120 days
     less than or equal to
     three (3) years

     Greater than three (3)                    150 days
     years

     For the first two (2) months following termination under this Section 6.3, Representative agrees to assist SYNERGY in the transition required and cooperate with SYNERGY or its representatives with respect to sales of Products in the Territory.

     6.3.3 Upon termination for any reason, no new orders for Products will be accepted by SYNERGY without the prior written approval of SYNERGY's Vice-President of Marketing and Sales.

     6.3.4 Upon any termination without cause hereunder, each party shall perform all obligations incurred prior to, or undischarges as of the effective date of such termination and all indebtedness of each party to the other shall become immediately due and payable.

     6.3.5 SYNERGY in good faith, will commit to use its best efforts to ship on-time, Scheduled Backlog which occurs in the course of the agreed upon termination payment schedule as noted in this Section.

6.4 REPRESENTATIVE TERMINATION. In the event Representative initiates termination, expiration or non-renewal of this Agreement, Commissions will be limited to

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SYNERGY SEMICONDUCTOR INTERNATIONAL STOCKING REPRESENTATIVE AGREEMENT

commissions on Net Sales made on or prior to the date of termination. SYNERGY reserves the right to withhold payment of Commissions as pursuant to
Article 5 of this Agreement.

6.5 TERMINATION BY MUTUAL AGREEMENT. If at the sole discretion of SYNERGY, it has been determined that termination is reached through mutual agreement, Commissions paid will be in accordance with Article 6.3.2 of this Agreement.

6.6 RIGHT OF TERMINATION ABSOLUTE. The rights of termination herein contained are absolute. Neither party shall be liable to the other for any loss, damage or liability by reason of the exercise of the rights of termination and any and all claims of such liability and the right to make such claims are hereby expressly waived.

6.7 DISPOSAL OF MATERIALS. Upon expiration or termination of this Agreement for any reason, the Representative shall deliver to SYNERGY all price lists, sales aides, advertising matter, Product samples, other materials furnished by SYNERGY and all Customer records/correspondence with regard to sales of SYNERGY's Products in the manner directed by SYNERGY; and Representative shall immediately cease any further use of SYNERGY's name, trademark(s), logo(s), part numbers and similar identifying symbols to which SYNERGY may have previously consented hereunder.

ARTICLE 7 - COMPETITION

7.1 It is the intention of the parties that Representative will not sell products which directly compete with SYNERGY's Products. Representative shall notify SYNERGY immediately of any competitive products which Representative desires to stock, handle, sell, license, or offer for sale or license, and shall give SYNERGY thirty (30) days prior written notice prior to stocking, handling, selling, licensing, or offering products competitive with the Products offered by SYNERGY. SYNERGY has the sole discretion to determine what it considers to be competitive products. SYNERGY shall have the right to approve Representatives stocking, handling, selling, licensing, or offering competitive products or to terminate this Agreement pursuant to Section 6.2 hereof.

     7.1.1 Representative agrees to provide upon request a listing of current accounts for which they are stocking, handling, selling, licensing or offering products.

ARTICLE 8 - FORCE MAJEURE

In the event that either party hereto shall be rendered wholly or partly unable to carry Out its obligations under this Agreement by reason of causes beyond its control, including but not limited to fire, flood, explosion, action of the elements, acts of God, accidents, epidemics,

                                       12
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SYNERGY SEMICONDUCTOR INTERNATIONAL STOCKING REPRESENTATIVE AGREEMENT

strikes, lockouts or other labor trouble or shortage, inability to obtain, or shortage of materials, equipment or transportation, insurrections, riots or other civil commotion, war, enemy action, acts, demands or requirements of any government, United States or otherwise, or by any other cause which it could not reasonably be expected to avoid, then the performance of the obligations of either party or both as they are affected by such causes shall be excused during the continuance of any inability so caused, but such inability shall, as far as possible, be remedied within a reasonable period of time, provided, however, that the provisions of this Article 8 shall not apply to payment of monies due and owing from one party to the other.

ARTICLE 9 - NON-ASSIGNMENT

The rights granted to Representative under this Agreement are personal in character, and are not assignable without the written consent of SYNERGY. Any attempted assignment without the written consent of SYNERGY shall be void. Representative shall inform SYNERGY of its underlying ownership structure at every level and shall give SYNERGY prior notification of all changes in excess of five percent (5%) in any calendar year at any level of its ownership structure in a manner such that SYNERGY will at all times be fully aware of the actual ownership and control of Representative at each tier in any ownership hierarchy which may exist.

ARTICLE 10 - GENERAL

10.1 NOTICES. All notices required or permitted hereunder shall be in writing and shall be effective and deemed received upon personal delivery or three (3) business days after deposit in the U.S. mail, certified mail, return receipt requested, postage fully prepaid, and addressed as follows:

     If to SYNERGY                      If to Representative

     SYNERGY Semiconductor Corporation  H. Y. Associates Co., Ltd.
     3450 Central Expressway            1-10 Sekimachi-kita 3-Chome
     Santa Clara, CA 95051              Nerima-ku  Tokyo  177
     Attn:  Vice President              Attn: Hiromi Yoshida
            Marketing and Sales               President

10.2 GOVERNING LAW JURISDICTION AND VENUE. This Agreement shall be construed and governed by the laws of the State of California, United States of America without giving effect to the conflicts of law provisions thereof. The patties hereto consent to the jurisdiction

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SYNERGY SEMICONDUCTOR INTERNATIONAL STOCKING REPRESENTATIVE AGREEMENT

of all federal and state courts in California, and agree that venue shall lie exclusively in Santa Clara County, California.

The obligation of SYNERGY to supply the Products shall be, at all times, subject to any applicable export and import control laws and regulations of the United States of America. It shall be the responsibility of the Representative to comply with all such laws and regulations and to not take any action contrary thereto. It shall also be the Representative's responsibility to obtain any necessary licenses, including but not limited to import and/or export licenses. The Representative understands that SYNERGY is subject to regulation by agencies of the US Government, including the US Department of Commerce, which may prohibit export or diversion of SYNERGY's Products to certain countries. To facilitate the furnishings of the technical data and the export of SYNERGY's Products to the Representative, the Representative agrees that it will not re-export, directly or indirectly, any of the technical data or Products outside the Territory without clearance under applicable regulations. The Representative will comply with all US export requirements, including without limitation, record keeping and inspection requirements, organization and trends to transfer products within its offices in the Territory.

10.3 WAIVER; AMENDMENT. No waiver, amendment, or modification of any provisions of this Agreement shall be effective unless in writing and signed by the patty against whom such waiver, amendment or modification is sought to be enforced. No failure or delay by either patty in exercising any right, power or remedy under this Agreement, except as specifically provided herein, shall operate as a waiver of any such right, power or remedy.

10.4 SEVERABILITY. If any provisions of this Agreement shall be held by a court of competent jurisdiction to be invalid, the remaining provisions of this Agreement shall remain in full force and effect.

10.5 ENTIRE AGREEMENT. This Agreement and the Exhibits hereto constitute the entire Agreement between the parties concerning the subject matter hereof and supersedes all prior or contemporaneous offers, negotiations and agreements, written or oral, as to such subject matter. All exhibits to this Agreement are incorporated into and made part of this Agreement by this reference.

10.6 COUNTERPARTS: This Agreement may be executed in counterpart, each of which shall be deemed to be an original.

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SYNERGY SEMICONDUCTOR INTERNATIONAL STOCKING REPRESENTATIVE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the year and day first above written.


SYNERGY SEMICONDUCTOR CORPORATION          REPRESENTATIVE


By ________________________________   By: _____________________________

Title:   Vice President                         Hiromi Yoshida
         Marketing and Sales                    President


EXHIBIT A

DEFINITIONS EXCLUSIONS, AND EXCEPTIONS


     1.   PRODUCTS:
          _________________________________________________________________
          _________________________________________________________________
          _________________________________________________________________
          _________________________________________________________________
          _________________________________________________________________
          _________________________________________________________________
          _________________________________________________________________
          _________________________________________________________________
          _________________________________________________________________
          _________________________________________________________________
          _________________________________________________________________
          _________________________________________________________________
          _________________________________________________________________


TERRITORY:

          _________________________________________________________________
          _________________________________________________________________
          _________________________________________________________________

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SYNERGY SEMICONDUCTOR INTERNATIONAL STOCKING REPRESENTATIVE AGREEMENT

          _________________________________________________________________
          _________________________________________________________________
          _________________________________________________________________
          _________________________________________________________________
          _________________________________________________________________
          _________________________________________________________________
          _________________________________________________________________
          _________________________________________________________________
          _________________________________________________________________

3.   HOUSE ACCOUNTS:

          _________________________________________________________________
          _________________________________________________________________
          _________________________________________________________________
          _________________________________________________________________
          _________________________________________________________________
          _________________________________________________________________
          _________________________________________________________________
          _________________________________________________________________
          _________________________________________________________________
          _________________________________________________________________
          _________________________________________________________________


4.   COMMISSION SCHEDULE:



5.   COMMISSION RATE EXCEPTIONS:

     SYNERGY reserves the right to establish the Commissions from time to time for sales of (to) the following Products and or Customers:

          _________________________________________________________________
          _________________________________________________________________
          _________________________________________________________________
          _________________________________________________________________

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SYNERGY SEMICONDUCTOR INTERNATIONAL STOCKING REPRESENTATIVE AGREEMENT

          _________________________________________________________________
          _________________________________________________________________
          _________________________________________________________________

6.  EXCLUSION OF EXISTING BACKLOG:

          _________________________________________________________________
          _________________________________________________________________
          _________________________________________________________________
          _________________________________________________________________
          _________________________________________________________________
          _________________________________________________________________
          _________________________________________________________________
          _________________________________________________________________

7.  INITIAL STOCKING ORDER:

          _________________________________________________________________
          _________________________________________________________________
          _________________________________________________________________
          _________________________________________________________________
          _________________________________________________________________
          _________________________________________________________________
          _________________________________________________________________
          _________________________________________________________________
          _________________________________________________________________

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SYNERGY SEMICONDUCTOR INTERNATIONAL STOCKING REPRESENTATIVE AGREEMENT

EXHIBIT B

RESPONSIBILITY OF REPRESENTATIVE

In connection with Article 3 hereof, Representative will be responsible for providing total sales in the Territory. SYNERGY expects that at a minimum, sales coverage is to include the following:

1. PERSONNEL. Representative shall be responsible for providing adequate personnel to meet the sales needs of SYNERGY, as determined by SYNERGY. The determination of what constitutes "adequate personnel" shall include, but not limited to technical aptitude/education, Product knowledge, and sales performance.

2. SALES ACHIEVEMENTS. Representative will be responsible for achieving sales goals established by SYNERGY. These goals will include but not limited to total sales revenues, sales revenue by Product line, designs by major accounts and distribution sales.

3. FACILITIES. Representative shall provide and maintain, solely at Representative's expense, a suitable place of business in the Territory.

4. INVENTORY. Representative shall maintain a sufficient inventory of all SYNERGY Products at all appointed locations as determined by SYNERGY.

5. BOOKS AND RECORDS. Representative shall maintain and make available to SYNERGY accurate books, records and accounts relating to business of Representative with respect to the Products. Representative shall also maintain a record of any customer complaints regarding either the Products of SYNERGY and immediately forward to SYNERGY the information regarding those complaints.

6. PRODUCT PROMOTION. Representative shall at its own expense, promote SYNERGY Products through all appropriate trade media, including but not exclusive to technical magazines, periodicals, press releases, editorials, advertising, catalogs, direct mailings, trade shows, technical conferences and co-op promotional plans.

7. AUDITS. Representative shall assist any agent designated by SYNERGY, including but not limited to SYNERGY employees or independent contractors to audit Representative's inventory and sale/resale records of SYNERGY Products.

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